UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2008

HuntMountain Resources Ltd.
(Exact Name of Registrant as Specified in its Charter)

Washington	001-01428	68-0612191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1611 N. Molter Road, Ste. 201, Liberty Lake, WA	99019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 892-5287

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (6-04)    Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 5.02          Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers

At the Annual Meeting of Shareholders held on December 11, 2008, Tim Hunt, William R. Green, Eberhard A. Schmidt, Alastair H. Summers, Randal L. Hardy, and Darrick Hunt were elected as directors of the Company for terms of one year or until their elected successors are elected and qualified.  The results of the election for directors of the Company are as follows:

	For	Against	Abstain
Tim Hunt	69,964,276	-0-	-0-
William R. Green	69,964,276	-0-	-0-
Eberhard A. Schmidt	69,964,276	-0-	-0-
Alastair H. Summers	69,964,276	-0-	-0-
Randal L. Hardy	69,964,276	-0-	-0-
Darrick Hunt	69,964,276	-0-	-0-

The number of voting shares present at the annual shareholders meeting represented approximately 91.75% of total common stock issued and outstanding.

Messrs. Gregory B. Lipsker and Michael M. Mastor, directors of the Company, did not stand for election to serve an additional term on the board. Their departure from the board was effective at the close of the Annual Shareholder meeting on December 11, 2008, and the vacant positions caused by their departure have not been filled.

On December 11, 2008, the Board of Directors made the following appointments:  Tim Hunt, Chairman of the Board and President; Matthew Hughes, Executive Vice President and Chief Operating Officer; Bryn Harman, Chief Financial Officer; Steve Taylor Vice President Corporate Development and Corporate Secretary; Danilo Silva, President of Cerro Cazador, S.A., the Company’s wholly-owned subsidiary, and General Manager of South American Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2008	By:	/s/Bryn Harman
Bryn Harman, Chief Financial Officer